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                                                                    EXHIBIT 99.1


                        THE ENSTAR GROUP, INC. ANNOUNCES
                           COMPLETION OF ACQUISITION


     Montgomery, Alabama -- July 5, 2000... The Enstar Group, Inc. ("Enstar") (ESGR:OTC) today announced the completion of the transaction previously announced on April 12, 2000. Enstar and its co-investors have formed B.H. Acquisition Limited in Bermuda, which has acquired two reinsurance companies, Brittany Insurance Company Ltd., incorporated under the laws of Bermuda, and Compagnie Europeenne d'Assurances Industrielles S.A., a Belgian corporation. In exchange for approximately $9.6 million, Enstar received 50% of the voting stock and a 33% economic interest in B.H. Acquisition. Enstar's total contribution to B.H. Acquisition included approximately $200,000 of expenses and working capital.

                                     * * *

     This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include statements regarding the intent, belief or current expectations of Enstar and its management team. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements contained in this press release are set forth in the Safe Harbor Compliance Statement for Forward-Looking Statements included as Exhibit 99.1 to Enstar's Form 10-Q for the quarter ended March 31, 2000, and are hereby incorporated herein by reference.


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